                          INVESTMENT ADVISORY AGREEMENT

  AGREEMENT made as of the ____ day of _______, 2004, between VALUE LINE VALUE
FUND, INC. a Maryland corporation (hereinafter called "the Fund"), and VALUE
LINE, INC., a New York corporation (hereinafter called "the Company");

                                   WITNESSETH:

WHEREAS, the Fund desires to have the Company act as its investment adviser and provide it with investment research, advice, supervision and management; and

  WHEREAS, the Company is willing to undertake the same upon the terms and conditions set forth herein.

  NOW THEREFORE, it is hereby agreed by and between the parties hereto as follows:

  1. Duties. The Company shall provide the Fund with such investment research, data advice and supervision as the latter may from time to time consider necessary for proper supervision of its funds. The Company shall act as manager and investment adviser of the Fund and, as such, shall furnish continuously an investment program and shall determine from time to time what securities shall be purchased or sold by the Fund, and what portion of the assets of the Fund shall be held uninvested, subject always to the provisions of the Fund's
Articles of Incorporation and By-Laws, to the Fund's fundamental investment policies as in effect from time to time, and to the control and review by the
Fund's Board of Directors. The Company shall take, on behalf of the Fund, all actions which it deems necessary to carry into effect the investment policies determined as provided above, and to that end the Company may designate a person or persons who are to be authorized by the Fund as the representative or representatives of the Fund, to give instructions to the Custodian of the assets of the Fund as to deliveries of securities and payments of cash for the account of the Fund.

  2. Allocation of Charges and Expenses; Brokerage. The Company shall furnish at its own expense all administrative services, office space, equipment and administrative and clerical personnel necessary for managing the affairs of the
Fund. The Company shall also provide persons satisfactory to the Fund's Board of
Directors to act as officers and employees of the Fund and shall pay the salaries and wages of all officers and employees of the Fund who are also officers and employees of the Company or of an affiliated person (as defined in the Investment Company Act of 1940) other than the Fund. All other costs and expenses not expressly assumed by the Company under this Agreement, or to be paid by the Distributor or Distributors of the shares of the Fund, shall be paid by the Fund, including (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase or sale of securities; (iii)
insurance premiums for fidelity and other coverage requisite to its operations;
(iv) compensation and expenses of its directors other than those affiliated with the Company; (v) legal, audit and fund accounting expenses; (vi) custodian and shareholder servicing agent fees and expenses; (viii) expenses incident to the issuance of its shares against

payment therefor by or on behalf of the subscribers thereto, including printing of stock certificates; (ix) fees and expenses incident to the registration under the Securities Act of 1933 or under any state securities laws of shares of the
Fund for public sale and fees imposed on the Fund under the Investment Company
Act of 1940; (x) expenses of printing and mailing prospectuses, reports and notices and proxy material to shareholders of the Fund; (xi) all other expenses incidental to holding meetings of the Fund's shareholders; (xii) a pro rata share, based on relative net asset value of the Fund and other investment companies for which the Company also acts as manager and investment adviser, of
50% of the fees or dues of the Investment Company Institute; (xiii) fees and expenses in connection with registration of the Fund or qualification of its shares under the securities laws of states and foreign jurisdictions and (xiv)
such non-recurring expenses as may arise, including actions, suits or proceedings to which the Fund is a party and the legal obligation which the Fund may have to indemnify its officers and directors with respect thereto.

  The Company shall place purchase and sale orders for portfolio transactions of the Fund with brokers and/or dealers including, where permitted by law, the
Fund's Distributor or affiliates thereof or of the Company, which, in the judgment of the Company, are able to execute such orders as expeditiously as possible and at the best obtainable price. Purchases and sales of securities which are not listed or traded on a securities exchange shall ordinarily be executed with primary market makers acting as principal except when it is determined that better prices and executions may otherwise be obtained, provided, that the Company may cause the Fund to pay a member of a securities exchange, broker or dealer an amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction if the Company determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Company's overall responsibilities. As used herein,
"brokerage and research services" shall have the same meaning as in Section
28(e)(3) of the Securities Exchange Act of 1934, as such Section may be amended from time to time, and any rules or regulations promulgated thereunder by the
Securities and Exchange Commission. It is understood that, consistent with the
Company's fiduciary duty to the Fund, it is the intent of this Agreement to allow the Company the widest discretion permitted by law in determining the manner and means by which portfolio securities' transactions can be affected in the best interests of the Fund.

  3. Compensation. (a) For its services and for the facilities to be furnished as provided herein, the Fund shall pay to the Company an advisory fee payable monthly, computed at the annual rate of .75% of the Fund's average daily net assets during the year, pro rated for any portion of a year during which the
Agreement is in effect. For this purpose, the value of the Fund's net assets shall be determined in the same manner as for the purchase and redemption of
Fund shares as described in the Fund's current Prospectus.

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  (b) If the Fund's Distributor receives fees in connection with the tender of portfolio securities of the Fund, the gross amount of the advisory fee computed in accordance with the preceding paragraph 3(a) shall be reduced by the amount of tender fees received; if the amount of such tender fees exceeds the amount of advisory fees computed in accordance with paragraph 3(a), the excess shall be paid by the Company to the Fund.

  4. Duration and Termination of Agreement. This Agreement shall become effective on the date set forth above and shall continue in effect for a period of more than two years from the date of its execution only so long as such continuance is specifically approved at least annually in accordance with the
Investment Company Act of 1940. This Agreement may be terminated on sixty days written notice by either party. This Agreement shall terminate automatically in the event of its assignment as defined in the Investment Company Act of 1940.

  5. Name of Fund. The Company consents to the use by the Fund of the name
"Value Line Value Fund, Inc." so long, and only so long, as this Agreement (or any agreement with any organization which has succeeded to the business of the
Company) or any extension, renewal or amendment thereof, remains in effect. The
Fund agrees that if and when no such agreement is in effect, (a) it will cease to use said name or any name indicating or suggesting that the Fund is advised by or otherwise connected with the Company and (b) it will not thereafter refer to the former association between the Company and the Fund.

  6. Company May Act for Others. Nothing herein contained shall limit the freedom of the Company or any affiliated person of the Company to render investment supervisory or corporate administrative services to other investment companies, to act as investment adviser or investment counselor to other persons, firms or corporations, and to engage in other business activities.

  7. Amendment of Agreement. This Agreement may not be amended except pursuant to a direction given by the vote of the holders of a majority (as defined in the
Investment Company Act of 1940) of the outstanding shares of the Fund.

  8. Liability. The Company shall not be liable for any error of judgment, or mistake of law, or any loss suffered by the Fund, in connection with the matters to which this Agreement relates, except for loss resulting from willful misfeasance, bad faith or gross negligence of the Company in the performance of its duties or from reckless disregard by the Company of its obligations and duties hereunder.

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  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date and year first above written.

                                  VALUE LINE VALUE FUND, INC.

                                  By:
                                     ----------------------

                                  VALUE LINE, INC.

                                  By:
                                     ----------------------

(INVEST ADVISORY AGR VALUE LINE VALUE FUND)

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